Exhibit 107

Calculation of Filing Fee Tables

Form F-1

J-Star Holding Co., Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, par value US$0.50 per share(1)(2)	Rule 457(o)	1,437,500	$5.00	$7,187,500.00	0.0001531	$1,100.41
	Equity	Representative’s Warrant(3)	Rule 457(g)	-	-	-	-	-
		Ordinary shares underlying Representative’s Warrant(4)	Rule 457(g)	71,875	$5.50	$395,312.50	0.0001531	$60.53
	Total Offering Amounts					$7,582,812.50	0.0001531	$1,160.94
	Total Fees Previously Paid							$-
	Total Fee Offsets							$2,521.22(5)
	Net Fee Due							-

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents Ordinary Shares underlying warrants issuable to the representative of the several underwriters to purchase up to an aggregate of 5% of the Ordinary Shares sold in the offering (including any Ordinary Shares pursuant to the exercise of the over-allotment option) at an exercise price equal to 110% of the public offering price. The warrants will be exercisable at any time after six (6) months after the effective date of the registration statement related to this offering and will expire five years from the date of closing of this offering, and may be exercised on a cashless basis.

(5)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-263755) was initially filed on March 21, 2022 and was declared effective on March 28, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on April [ ], 2025. The registration fee of $2,521.22 was previously paid based on the registration fee rate then in effect at the time of that filing (September 2, 2022), pursuant to Rule 457(o).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	J-Star Holding Co., Ltd	F-1	333-263755	March 21, 2022		$2,521.22	Equity	Ordinary Shares	Ordinary Shares	$27,197,500
Fee Offset Sources	J-Star Holding Co., Ltd	F-1	333-263755 (a)		September 2, 2022						$2,521.22

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-263755) was initially filed on March 21, 2022 and was declared effective on March 28, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on April [ ], 2024.